Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-217453) of Comstock Resources, Inc.,

(2)	Registration Statement (Form S-8 No. 333-214945) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan,

(3)	Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan,

(4)	Registration Statement (Form S-8 No. 333-207180) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan, and

(5)	Registration Statement (Form S-8 No. 333-159332) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan;

of our report dated May 23, 2018, with respect to the statements of assets acquired and liabilities assumed and revenues and direct operating expenses of the Bakken Shale Properties included in this Current Report (Form 8-K/A) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Dallas, Texas

October 30, 2018